Exhibit 99.1

LOS ANGELES SINGAPORE SELANGOR PENANG BANGKOK SUZHOU SHANGHAI

FOR IMMEDIATE RELEASE	Company Contact: A. Charles Wilson Chairman (818) 787-7000	Investor Contact: Berkman Associates (310) 825-5051 info@BerkmanAssociates.com

Trio-Tech Reports Fourth Quarter and Fiscal 2009 Results

    Van Nuys, CA -- October 2, 2009 -- Trio-Tech International (AMEX:TRT) today announced financial results for the fourth quarter and fiscal year ended June 30, 2009.
    "During fiscal 2009 we took the difficult steps necessary to reduce operating costs and maintain our financial flexibility in anticipation of improved business conditions in the future.  We addressed the difficult challenges of prolonged weakness in the global semiconductor and electronics industries by significantly reducing headcount and related expenses.  This is reflected by the improvement in fourth quarter fiscal 2009 gross margin to 25.6%, compared to 18.9% in the same quarter last year, and the 21.4% reduction in general and administrative expenses for the fourth quarter of fiscal 2009 to $1,363,000, compared to $1,735,000 in the same quarter last year.
    "Although business conditions remain difficult, we are encouraged that initial signs of recovery are finally beginning to appear.  With our efficient operations, continuing strong cash position and low debt, Trio-Tech is positioned to benefit as industry conditions improve, as well as from the new business and customer relationships we are developing in China and Malaysia," said Chief Executive Officer S. W. Yong.
    "We have long sought additional sources of revenue to add a "third leg" to our business that can contribute to our long-term growth.  We are pleased to report that in March 2009, we established Singapore-based SHI International Private Ltd.  Trio-Tech has a 55% equity interest in this venture.  Subsequently, SHI International completed the acquisition of a 95% ownership stake in Batam-based PT SHI Indonesia, a manufacturer, equipment fabricator and provider of project management services for the oil and gas industries.  PT SHI Indonesia's specialized engineering products include Oil & Gas Processing & Storage Facilities, Floating Production Storage Offloading (FPSO) modules and steel structures for industrial plants such as refineries, petrochemicals and power plants.  We believe that this business has significant opportunities for future growth serving the large and expanding petroleum industry in Indonesia and South East Asia," said Yong.

Fourth Quarter Results
    For the three months ended June 30, 2009, total revenue decreased to $4,332,000 compared to $7,041,000 for the fourth quarter of fiscal 2008, but increased sequentially from $3,646,000 for the third quarter of fiscal 2009.  The net loss for the fourth quarter of fiscal 2009 was $659,000, or $0.20 per share.  This compares to a net loss for the fourth quarter of fiscal 2008 of $461,000, or $0.14 per share and to a net loss for the third quarter of fiscal 2009 of $162,000, or $0.05 per share.
Product sales for the fourth quarter of fiscal 2009 were $2,188,000 compared to $3,592,000 for the same quarter last year.  Product sales gross margin was 5.0% compared to 13.7% in the same quarter last year, reflecting lower volume and reduced capacity utilization.
    Testing segment revenue for the fourth quarter of fiscal 2009 was $2,076,000 compared to $2,986,000 in the same quarter last year.  The testing sales gross margin improved to 45.8% compared to 12.6% in the same quarter last year, reflecting reduced compensation levels.
    General and administrative expenses for the fourth quarter of fiscal 2009 decreased 21.4% to $1,363,000 compared to $1,735,000 in the same quarter last year.  Selling expenses declined 50.8% to $88,000 compared to $179,000 in the same quarter last year.  These improvements reflect aggressive reductions in every expense category.

Fiscal 2009 Results
For the twelve months ended June 30, 2009, revenue was $20,047,000 compared to $40,417,000 for fiscal 2008.  The net loss for fiscal 2009 was $1,966,000, or $0.61 per share, which reflected an aggregate non-cash impairment loss of $623,000 related to the impairment of some testing equipment in our China and Malaysia operations due to a reduction in customer orders and non-cash, stock-related compensation expense of $518,000.  This compares to a net loss for fiscal 2008 of $956,000, or $0.30 per share, which included an impairment loss of $450,000 related to property and certain equipment in our China, Singapore and Malaysia operations and non-cash, stock-related compensation expense of $468,000.
Revenue from product sales for fiscal 2009 decreased to $9,876,000 compared to $22,142,000 in fiscal 2008.  Product sales gross margin improved to 16.0%, compared to 15.0% in fiscal 2008, primarily reflecting reduced raw materials costs.
Revenue from the testing segment for fiscal 2009 decreased to $9,758,000 compared to $18,172,000 for fiscal 2008.  Testing sales gross margin decreased to 29.1% from 30.5% in fiscal 2008, reflecting lower volume and reduced absorption of fixed capacity.
General and administrative expenses for fiscal 2009 decreased 26.0% to $5,805,000 compared to $7,844,000 for fiscal 2008.  This decrease was primarily the result of reduced compensation levels, lower headcount and reductions in officer and director salaries versus 2008 base compensation rates.

Balance Sheet Highlights
At June 30, 2009, Trio-Tech reported cash and cash equivalents, restricted term deposits and short-term deposits of $11,468,000 ($3.55 per outstanding share), working capital of $9,302,000, and shareholders' equity of $19,864,000 ($6.16 per outstanding share).  At June 30, 2008, cash and cash equivalents and short-term deposits were $14,346,000 ($4.45 per outstanding share), working capital was $15,903,000, and shareholders' equity was $22,141,000 ($6.86 per outstanding share).

About Trio-Tech
Founded in 1958, Trio-Tech International provides third-party semiconductor testing and burn-in services primarily through its laboratories in Southeast Asia, manufactures, markets and distributes equipment and systems used in the testing, production and processing of semiconductor products.  The Company's subsidiaries also provide a wide range of FAA-approved and competitively priced products to the aviation and aerospace industries, solar energy products and solutions, equipment fabricating services for the oil and gas industries and real estate management services.  Headquartered in Van Nuys, California, you can obtain further information for Trio-Tech's semiconductor products and services from the Company's Web site at www.triotech.com, www.universalfareast.com, www.shi-international.com and www.triotech-solar.com.

Forward-Looking Statements
This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following:  the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, excess or shortage of production capacity, and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports.  In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions.  Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
Revenue	2009	2008	2009	2008
Products	$2,188	$3,592	$9,876	$22,142
Services	2,076	2,986	9,758	18,172
Other	68	103	413	103
	4,332	7,041	20,047	40,417
Cost of Sales
Cost of products sold	2,078	3,100	8,291	18,816
Cost of services rendered	1,125	2,609	6,918	12,623
Other	18	--	75	--
	3,221	5,709	15,284	31,439
Gross Margin	1,111	1,332	4,763	8,978

Operating Expenses
General and administrative	1,363	1,735	5,805	7,844
Selling	88	179	367	645
Research and development	9	10	39	55
Impairment loss	8	(7)	623	450
Loss (Gain) on disposal of property, plant and equipment	78	(89)	(60)	(78)
	1,546	1,828	6,774	8,916
Income (Loss) from Operations	(435)	(496)	(2,011)	62
Other Income (Expense)
Interest expense	(36)	(39)	(165)	(296)
Other income (expense)	(160)	103	303	(156)
Total Other Income (Expense)	(196)	64	(138)	(452)
Income (Loss) before Income Tax	(631)	(432)	(1,873)	(390)
Income Tax Provision (Benefit)	52	(52)	(51)	216
Income (Loss) before Minority Interest	(683)	(380)	(1,822)	(606)
Minority Interest	(24)	(81)	144	350
Net Income (Loss) Attributed to Common Shares	$(659)	$(461)	$(1,966)	$(956)

Earnings per share:
Basic	$(0.20)	$(0.14)	$(0.61)	$(0.30)
Diluted	$(0.20)	$(0.14)	$(0.61)	$(0.30)

Weighted Average Shares Outstanding
Basic	3,227	3,227	3,227	3,226
Diluted	3,227	3,227	3,227	3,226

Comprehensive Income:
Net income	$(659)	$(461)	$(1,966)	$(956)
Foreign currency translation adjustment	392	(128)	(832)	1,548
Comprehensive Income	$(267)	$(589)	$(2,798)	$592

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	June 30,
ASSETS	2009	2008

CURRENT ASSETS:
Cash & cash equivalents	$6,037	$6,600
Short-term deposits	1,994	7,746
Trade accounts receivable, net	3,981	5,702
Other receivables	279	796
Inventories, net	1,184	2,449
Prepaid expenses and other current assets	167	138
Total current assets	13,642	23,431

INVESTMENT PROPERTY IN CHINA	2,935	2,267
PROPERTY, PLANT AND EQUIPMENT, Net	6,607	8,136
OTHER INTANGIBLE ASSETS, Net	--	112
OTHER ASSETS	1,326	813
RESTRICTED TERM DEPOSITS	3,437	--
TOTAL ASSETS	$27,947	$34,759

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,025	$2,586
Accrued expenses	1,769	3,306
Income taxes payable	202	397
Current portion of bank loans payable	1,266	1,403
Current portion of capital leases	78	106
Total current liabilities	4,340	7,528

BANK LOANS PAYABLE, net of current portion	237	1,620
CAPITAL LEASES, net of current portion	52	143
DEFERRED TAX LIABILITIES	526	510
OTHER NON-CURRENT LIABILITIES	10	9
TOTAL LIABILITIES	5,165	9,810

MINORITY INTEREST	2,918	2,808

SHAREHOLDERS' EQUITY:
Common Stock; no par value, 15,000,000 shares
authorized; 3,227,430 and 3,226,430 shares issued
and outstanding at June 30, 2009 and 2008 respectively	10,365	10,362
Additional paid-in capital	1,446	928
Accumulated retained earnings	6,859	8,825
Accumulated other comprehensive loss-translation adjustments	1,194	2,026
Total shareholders' equity	19,864	22,141
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$27,947	$34,759